Exhibit 32.1

Written Statement

Pursuant To

18 U.S.C. Section 1350

The undersigned, Michael J. Snyder, Chief Executive Officer, and James P. McCloskey, Chief Financial Officer, of Red Robin Gourmet Burgers, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350 that;

(i.)	the annual report on Form 10-K for the period ended December 28, 2003 of the Company (the “Periodic Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii.)	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 12, 2004

/s/ Michael J. Snyder
Michael J. Snyder
Chief Executive Officer

/s/ James P. McCloskey
James P. McCloskey
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Red Robin Gourmet Burgers, Inc. and will be retained by Red Robin Gourmet Burgers, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.